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                                                                  EXHIBIT 10.11


                              AMENDED AND RESTATED
                                LICENSE AGREEMENT

                          Dated as of February 10, 2000

       This amended and restated license agreement is between the ZDNet division of ZD Inc. (hereinafter "Licensor"), having offices at 650 Townsend Street, San Francisco, CA 94103, and ZD Education, a division of ZD Inc., (hereinafter "Licensee"), having offices at 500 Canal View Boulevard, Rochester, NY 14623.

       Licensor and Licensee have entered into a license agreement dated as of November 9, 1999 (the "Previous Agreement"), whereby Licensor agreed to license the mark ZDU and the ZDU logo, including the applications and registrations set forth in Exhibit A attached hereto and made a part hereof (hereinafter the "Marks") for use in association with the services set forth in Exhibit A (hereinafter the "Services") and the universal resource locators, www.zdu.com, www.aboutzdu.com, and www.zduniversity.com (the "URLs").

       The parties wish to amend and restate the Previous Agreement.

       Therefore, in consideration of the mutual covenants and promises herein provided, the parties agree as follows:

       1. Grant of License. Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, an exclusive, non-transferable, royalty-free license to use the Marks throughout the world (the "Territory") in association with the Services, and the URLs only in connection with the license granted herein; provided, however, that Licensor shall have the right, upon notice to Licensee, to withdraw from the Territory any country in which a third party claims that Licensee's use of the Marks or the URLs is an infringement or violation of such third party's rights, provided, that Licensee shall have the right to continue to use the Marks or the URLs if Licensee agrees in writing to indemnify and defend and hold harmless Licensor from all liability, damages, loss, cost or expense (including but not limited to reasonable attorneys' fees and expenses) arising from Licensee's continued use of the Marks or the URLs in such country.


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       2.     Value, Ownership and Use of the Marks.

              (a) Licensee acknowledges that great value is placed on the Marks and the goodwill associated therewith.

              (b) Licensee shall maintain the standards of the quality of the Services at the same or greater level as the standards of quality of the Services prior to this date. All related advertising and promotional material provided in association with the Marks; all use of the marks shall be in accordance with the guidelines attached hereto as Exhibit B, as it may be reasonably amended by Licensor.

              (c) Licensee shall provide to Licensor access to the Services and, once each year during the term of this Agreement, or more often if requested by Licensor, specimens of its usage of the Marks, including, without limitation, advertising and promotional materials related to the Services, for the purpose of ensuring the quality thereof.

              (d) Licensee shall use the Marks only in a form and manner that is consistent with good trademark usage, and only with the legend stated in Exhibit B as it may be reasonably amended from time to time by Licensor.

              (e) Licensee understands, accepts and agrees that its usage of the Marks shall inure to the benefit of Licensor.

              (f) Licensee shall not do anything that is inconsistent with or impairs the validity of the Marks or is inconsistent with or impairs Licensor's ownership of the Marks and. shall cooperate with Licensor in protecting and maintaining Licensor's rights in the Marks, including, without limitation, in any efforts of Licensor to register the Marks or record this Agreement.

              (g) Licensee accepts the obligations set forth in this Section 2 in order that proper control of the nature and quality of the Services and the business carried on under or in association with the Marks shall be maintained. Failure of Licensee to carry out any of its obligations under this Section 2 shall be deemed a material breach of this Agreement under Section 5(b) hereof.

       3. No Sublicense. Licensee may not sublicense the rights granted to it under this Agreement without first obtaining the written approval of Licensor, which approval may be withheld by Licensor, for any reason whatsoever, and upon the


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terms and conditions satisfactory to Licensor in its sole and absolute discretion, except Licensee may sublicense the rights granted to it under this Agreement to Smart Planet Inc., provided that such sublicense is subject to the same terms and conditions as this Agreement, and that Licensor is a third party beneficiary thereunder.

       4. Infringement of the Marks. In the event that Licensee learns that the Marks are being infringed or otherwise violated or encroached upon in the Territory, Licensee shall ensure that notice of the same is brought to the attention of Licensor. Licensor may then determine in its sole discretion what action, if any, to take.

       5.     Term; Termination.

              (a) Unless sooner terminated as herein provided for, this Agreement shall remain in full force and effect for a period of three (3) years from the date first above written (the "Term").

              (b) Either party may terminate this Agreement prior to the end of the Term if the other party has materially breached its obligations under this Agreement and such breach is not cured within thirty (30) days after written notice from the non-breaching party.

              (c) Either party may terminate this Agreement prior to the end of the Term if the other party makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or for reorganization under the bankruptcy laws or if a petition is filed against it, or if a receiver or trustee is appointed for such other party, upon delivery of notice to the other party.

              (d) Licensor shall have the right to terminate this Agreement upon notice to Licensee if Licensee ceases to use the Marks for the Services for a period of more than ninety (90) days. Such notice may be given at any time prior to the expiration of such ninety (90) days period, provided Licensee has not resumed use of the Marks prior to the receipt of such notice.

              (e) Upon expiration or termination of this Agreement, unless termination is due to a breach by Licensee, Licensor will not use, directly or indirectly, or authorize the use of the Marks or the URLs, including without limitation in metatags or similar codes, for a period of one (1) year following expiration or termination.


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              (f)    Upon expiration or termination of this Agreement, whether
pursuant to this Section 5 or otherwise, Licensee shall cease all use of the Marks and the URLs and the provision of all Services in association with the Marks, or any word or design confusingly similar to the, Marks.

       6. Indemnification. Licensee agrees to indemnify Licensor and to save it harmless against all actions, claims, costs, damages or expenses which may be brought or made against or incurred by Licensor as a result of or in any way connected with any acts, whether of omission or commission, that may be committed by Licensee or any of its affiliates, agents or employees in connection with (i) Licensee's performance under this Agreement, (ii) Licensee's conduct of its business, or (iii) Licensee's use of the Marks. Licensee acknowledges that Licensor makes no representations or warranties to Licensee with respect to the Marks or the URLs and Licensee accepts the license granted herein with such understanding.

       7. Limitation of Liability. EXCEPT FOR ANY INDEMNIFICATION LIABILITY ARISING UNDER SECTION 6 HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, 1NCIDENTIAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

       8. No Public Statements. Neither party may make any public statements or disclosures concerning this Agreement or its terms to any medium except with the prior approval of both parties or as required by law or the rules of any applicable stock exchange or any governmental agency.

       9. Confidentiality. If pursuant to this Agreement, either party receives or becomes aware of any information from the other that is confidential or proprietary in nature, that party shall keep such information confidential and shall not, without the other party's prior written consent, disclose such information in any manner whatsoever, in whole or in part, and shall not use such information for any purpose except to carry out its rights and obligations under this Agreement. The foregoing shall not apply to information that (a) is or becomes generally available to the public through no action or fault of the other party; (b) is known to either party without restriction, prior to receipt from the other party under this Agreement, from


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its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (c) either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (d) independently is developed by either party's employees or agents, provided that either party can show that those same employees or agents had no access to the confidential information received hereunder.

       10. Notices. Notices shall be in writing, sent either by hand, by certified mail, return receipt requested, postage prepaid, or by Airborne or other recognized overnight delivery service, all delivery changes prepaid and addressed to Licensor AND Licensee as follows:

       If to ZD Inc.:           ZDNet
                                650 Townsend Street
                                San Francisco, CA 94103
                                Attention:  President
                                Fax No.: (415) 551-4812

       If to ZD Education:      ZD Education
                                500 Canal View Boulevard
                                Rochester, NY 14623
                                Attention:  President
                                Fax No.: (716) 240-7760

A notice shall be deemed to have been delivered (i) upon receipt of such notice by the receiving party in the event such notice is delivered by hand, (ii) three
(3) business days following the deposit of such notice in the mail if such notice is being delivered by mail, and (iii) one business day following the deposit of such notice with an overnight delivery service.

       11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

       12. Severability. In the event that one or more provisions of this Agreement shall at any time be found to be invalid or otherwise rendered unenforceable, such provision or provisions shall be severable from this Agreement, so that the


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validity or enforceability of the remaining provisions of this Agreement shall not be affected.

       13. No Waiver. Failure of the parties at any time to insist upon strict performance of any term, condition or covenant shall not be deemed a waiver of its right at any time thereafter to insist on strict performance.

       14. Entire Agreement. This Agreement expresses all the rights, duties and obligations between the parties relating to its subject matter, and it may not be modified or amended except in a writing signed by both parties.

       15. No Agency. This Agreement shall not be so construed as to constitute Licensee the agent or representative of Licensor for any purpose whatsoever, and Licensee agrees that it has no authority to assume or to incur any obligation or responsibility, expressed or implied, for, or on behalf of, or in the name of, Licensor, or to bind, or attempt to bind, Licensor in any manner or thing whatsoever.

       16. No Assignability. Licensee shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder without the prior written consent of Licensor provided, however, Licensee may assign its rights (i) in connection with the sale of all or substantially all of, its assets unless such sale is to a competitor of Licensor or (ii) to an affiliate or subsidiary of Licensee that is the party providing the Services, unless such affiliate or subsidiary is a competitor of Licensor.

       17. Successors and Assigns. This Agreement shall be deemed to inure to the benefit of and to bind the parties hereto and their respective successors and permitted assigns.

       18. Survival. Sections 2, 5(e), 6, 7, 8 and 9, and any other provisions which by their terms or sense are intended to survive the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement.


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       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal on the day and year first above written.

                                       ZDNET, DIVISION OF
                                       ZD INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       ZD EDUCATION, DIVISION OF
                                       ZD INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:




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                                    EXHIBIT A

                                 LICENSED MARKS

MARKS                           APPL. NO.                FILING DATE:
-----                           ---------                -----------
ZDU                             75/048,931               January 26, 1996
ZDU                             75/048,930               January 26, 1996
ZDU and Design                  75/728,374               June 14, 1999
ZDU and Design                  75/738,847               June 14, 1999

                                LICENSED SERVICES

       -Educational services, namely, providing online courses, seminars and interactive classes principally about computers and computer applications -Providing information about computers and computer applications by means of an online computer connection







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                                    EXHIBIT B

                              TRADEMARK GUIDELINES

              All terms used in this Exhibit B that are defined in the Agreement shall have the meaning ascribed to them in the Agreement.

              1. The Marks licensed under the Agreement (i.e., the "ZDU" word mark and the "ZDU" logo) shall be used strictly in accordance with the specifications set forth in the Agreement and below.

              2. The Marks shall be used only as a composite mark and shall be used only in the exact form and manner used by Seller in connection with the Business prior to the execution of the Agreement.

              3. The Marks shall not be enclosed in any way by a border or combined with or incorporated with or in any other words or marks, or modified in any other way. The Marks shall be of sufficient size and on an appropriately contrasting background to make all letters plainly legible.

              4. The Marks shall be used only in accordance with the specifications as to placement, size and design set forth herein and always be used in one of the following two color choices:

100% Black
PMS 485 Red plus Black

              5. Seller shall provide Buyer with stats for the ZDU logo for the uses permitted under the Agreement, and Buyer shall use only those stats in exercising its rights under the Agreement.

              6. The Marks shall always be written in a distinctive fashion, e.g.,

              (i)    ZDU (all caps)
              (ii)   ZDU (all italics)
              (iii)  ZDU (bold)


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              7.     Buyer will use commercially diligent efforts to use the
Marks only as an adjective followed by the common generic term for the mark, e.g., the "ZDU courseware" and shall not use the Marks in the possessive.

              8. Whenever reasonable in the context of a particular use of the Marks, Buyer shall identify such trademark as being used under license from Seller.

              9. Each of the Marks must include the (R) or (TM) symbol, as designated by Seller, and the following notice: "ZDU and the ZDU logo are either registered trademarks or trademarks of ZD Inc. in the United States and/or other countries".

              The guidelines numbered 1-9 above may be amended by Seller in its sole discretion from time to time upon written notice to Buyer.



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